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                                                                  Exhibit 10.65

                                    SUBLEASE
                                                                          #27389
                                                                           COPY
1. PARTIES

This Agreement ("Sublease") dated 5-1-02   for reference purposes only, is
                                  -------
entered into by and between Meader Family Limited Trust ("Lessor") and GENIUS PRODUCTS, INC. ("Lessee").

2. BACKGROUND

2.1 Eugene J. and Elaine H. Meader ("Lessor") Partners, Meader Family Limited Trust, entered into a lease dated June 1. ("Lease") for the rental of certain real estate with improvements situated at R.R. 2, West Highway 83, City of Atlantic, County of Cass, State of Iowa ("Premises") for a term expiring on May 31, 2004.

2.2 "Lessor" now desires to lease a portion of the Premises "as is" to lessee pursuant and subject to the provisions, conditions and covenants set forth herein.

3. SUBLEASED PREMISES

3.1 Lessor agrees to sublease to lessee and lessee agrees to rent from lessor for the Term of this lease pursuant and subject to all of the provisions, conditions and covenants hereinafter set forth, a portion of the Premises, "as is", consisting of approximately 6,000 sq ft and one office
                                                      --------------------------

3.2 All of the leasehold interests conveyed to lessee by this lease and described in this Article are hereinafter referred to as the "Subleased Premises."

4. PRIORITY OF LEASE

4.1 Notwithstanding anything to the contrary contained in this Sublease, lessor and lessee agree that all of the provisions, conditions and covenants of the lease shall take precedence and supercede any provisions, conditions, and covenants of this lease which are, or may be, in conflict therewith insofar as the interest of Lessor may be involved or affected; however, the financial liabilities of lessee hereunder shall be limited to those commitments specifically imposed and/or assumed under this lease and any additional financial obligations required of ("Tenant") under the Lease shall be the sole responsibility of lessor to timely pay and/or satisfy.

4.2 Lessee also agrees to occupy the leased Premises and to conduct its operations in, on, or about same at all times during the Term in compliance with the provisions, conditions and restrictions contained in the Lease and this Sublease.

4.3 In addition to those rights, privileges, and powers of lessor set forth herein, lessor shall have the same rights, powers, and privileges of "Landlord" as such are set forth in the Lease with respect to lessee and the leased Premises as though lessor as "Landlord" had originally entered into and executed the Lease with lessee as "Tenant".

4.4 Under no circumstances shall lessee have any rights with respect to the leased Premises greater than the rights of lessor as "Tenant" under the Lease nor shall lessor be obligated to lessee for any matters whatsoever for which lessor does not have at least coextensive rights as "Tenant" against "Landlord" under the Lease.





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4.5    Nothing contained in this lease shall be construed to create a privity of estate or a contract between lessee and Lessor.

4.6 The refusal of Lessor to consent to or approve of any matter whenever such consent or approval is required under this lease shall be deemed reasonable if Lessor has refused to give its consent or approval of the matter as required under the Lease.

4.7 Nothing.contained in this lease shall be construed to commit or place any obligation on Lessor to take any action to obtain the approval of Lessor whenever such may be required under the Lease.

5. USE

5.1 The leased Premises shall be used and occupied for the storage, and shipping of company products.

5.2 Lessee agrees to conduct its business in, on, and about the leased Premises in compliance with: (i) all applicable covenants, conditions, and restrictions of record, (ii) pursuant to all applicable laws, ordinances, codes, rules and regulations of federal, state, and local governmental agencies, including, but not limited to, those pertaining to zoning, occupational, health, environmental, disability, safety and fire,
       (iii) in accordance with the direction of any public officer(s) pursuant to law or any other regulatory body having jurisdiction over the Leased Premises or the business of lessee; (iv) in conformance with all applicable insurance regulations, rules, orders, and requirements; and
       (v) in compliance with the provisions, covenants, and conditions of the Lease.

5.3 Lessee specifically understands that no statement or representation has been made by Lessor as to the condition or permitted use of the Leased Premises, zoning requirements, set back restrictions, or encumbrances affecting same; and, that being fully aware of such, lessee agrees to occupy the Leased Premises on an "as is", "whereis", "all faults" bases, subject to applicable easements, conditions, restrictions, rules, codes, and regulations, assuming full responsibility for securing all necessary permits to legally use same for the purpose stated herein.

6. TERM

6.1 This Lease shall commence on June 1, 2002 and expire on May 31, 2004 ("Term"); thereafter, the Term shall automatically be extended from month to month upon the same provisions, conditions, covenants and rental until the same is terminated at the end of any given month by either party hereto providing the other with at least thirty (30) days prior written notice thereof.

6.2 "Term" as used herein shall be construed to be any period of time during which the leasehold estate created by this lease is in affect including in addition to the initial Term, any renewal and/or extension thereof by means of any option(s), holdover(s) with the consent of Lessor or other provisions hereinafter set forth.

6.3 This lease shall terminate simultaneously with the termination for any reason whatsoever of the Lease notwithstanding anything to the contrary contained herein.

6.4 The termination of this Lease pursuant to this Section 6 in advance of the date set for the expiration of the Term shall not prevent "Lessor or" Lessee from enforcing those rights and interests which may have previously arisen and/or accrued hereunder to the extent consistent with the provisions, conditions and covenants of this Sublease.

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6.5    Upon the termination of this lease in accordance with this Section, all rents and any other costs paid by to lessor in advance thereof shall promptly be refunded to lessee by lessor.

7. RENT

7.1 Lessee shall pay to Lessor as rent for the Leased Premises fixed monthly installments -- each installment to be paid in advance without prior notice, demand, abatement, deduction or set off on or before the first business day of each calendar month during the Term.

7.2 All payments to lessor accruing hereunder shall be made payable to Meader Limited Family Trust and shall be forwarded to the address hereinafter set forth for lessor or at such other place as lessor may designate from time to time by giving prior written notice to lessee.

7.3 If the Term should commence on other than the first,day of a month or terminate an other than the last day of a month, then the fixed rental installment for that the Term shall be apportioned on a thirty (30) day calendar month per diem basis.

7.4 Lessee agrees that certain costs and/or expenses which are the obligation of lessee hereunder and which accrue during the Term, but cannot be determined until after the end thereof shall survive the expiration of the Term of this lease.

7.5 Lessee recognizes that its failure to timely pay any monies and/or charges when due hereunder may cause lessor to incur unanticipated costs such as processing, accounting, and late charges that may be imposed on lessor under the Lease, its mortgage or deed of trust, the exact amount of which is impractical and extremely difficult to ascertain-, therefore, if "lessor" does not receive any payment of monies and/or charges within five (5) days after same becomes due lessee agrees to pay lessor a late charge equal to five percent (5%) of the overdue amount. Such late charge representing a fair and reasonable estimate of the costs lessor will incur by reason of the late payment.

8. SECURITY DEPOSIT

8.1.1       0
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9.  UTILITIES

9.1 Lessor shall pay for all utilities (except telephone) consumed on the leased Premises during the Term. Exception to this described as follows NONE
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9.2    Lessee shall install and pay for its own telephone system to service the leased Premises.

10. TAXES

10.1 Lessor shall be responsible for the payment of all real estate taxes and general and/or special assessments imposed, levied, or charged against the leased Premises during the lease Term and any extensions thereof.

10.2 Lessee shall pay for all taxes levied or assessed against any equipment, inventory, or other personal properly used by the lessee, as well as for all local business taxes, licenses fees, and other charges or assessments related to or attributable to the use and occupancy of the leased Premises by the lessee.

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11. INSURANCE -- INDEMNIFICATION

11.1.1 Lessor shall purchase and maintain casualty insurance upon all of the improvements which form a part of the leased Premises, exclusive of trade fixtures and other equipment of lessee and any improvements or alterations made by lessee.

11.1.2 Lessee agrees to comply with all insurance regulations in order that lessor may obtain the lowest risk rating available and consistent with the use set forth herein for the leased Premises.

11.1.3 If the premiums presently payable by lessor for said insurance coverage should be increased due to the use of the leased Promises, as a result of any act or omission of lessee, or for any other reason attributable to the occupancy of lessee, then lessee shall promptly reimburse lessor for the amount of the increase upon written notice thereof.

11.2.1 Lessee agrees to, pay, protect, defend, indemnify and hold Lessor and lessor harmless and free from and against any and all costs, liabilities, penalties, fines, losses, damages, and expenses (including, by way of illustration rather than limitation, attorneys fees, legal expenses, and court costs) arising from any claim, demand, judgment, action, or other cause or causes of any kind, nature, or manner whatsoever attributable to or connected with (i) the use or occupancy of lessee of the leased Premises prior to satisfaction of all of the conditions precedent set forth in Article 31 hereof, (ii) the failure of lessee to perform any provision, condition, covenant, or agreement pursuant to the Lease or this lease or (iii) any negligence or activity conducted, permitted, or suffered by lessee, its employees, agents, contractors, subcontractors, guests, or visitors in, on, about, or related to the leased Premises during the Term, unless in any instance such is attributable to the sole negligence of lessor, its employees, agents, guests or visitors.

11.2.2 Lessee shall secure broad form comprehensive general liability insurance including contractual liability, naming Lessor and lessor as additional insureds, in an amount of not less than $1,000,000.00 combined limits for any injuries, deaths, or property damage sustained as a result of any one accident or occurrence arising from their or their respective employees, agents, guests, invitees, contractors, or subcontractors activities in, on, or about the Premises.

11.3.1 All insurance protection to be provided by lessee in compliance with this Article shall meet the following requirements:

11.3.2 Coverage shall be provided at all times during the Term under standard comprehensive form policies issued by insurers of recognized responsibility authorized to do business in the State or Commonwealth in which the leased Premises are situated.

11.3.3 Each policy shall be issued and/or carried in the name of Lessor, and lessee as their interest may appear.

11.3.4 No policy shall be cancelable or be subject to modification except upon ten (10) days prior written notice to lessor and, if for any reason whatsoever any such policy is cancelled or modified to the detriment of lessor, then lessor may obtain such coverage as is required to carry hereunder and charge lessee for the cost thereof.

11.3.5 Lessee shall furnish lessor with certificates evidencing the existence of all insurance coverages required under this Article.

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12. REPAIRS/MAINTENANCE

12.1 Lessor agrees to deliver possession of the leased Premises to lessee on the date provided for herein, turning over the same in accordance with the provisions of this but otherwise in "as is" order and condition.

12.2.1 Lessee agrees to reimburse lessor within thirty (30) days after receipt of an invoice from lessor (substantiated by appropriate copies of work orders and statements of the involved contractors) for all costs incurred for said repairs, replacements, and maintenance performed on the Premises by lessor to the extent that such costs were not insured or under warranty whenever the condition was a consequence of the willful misconduct or negligence of lessee, its agents, employees, or invitees.

12.2.3 Lessee also agrees not to cause or allow any waste or damage to be committed upon the leased Premises, to remove all trash therefrom, and to keep same free of obstructions, debris, ice and snow.

13. ALTERATIONS/IMPROVEMENTS

13.1 Any improvements to be made by lessee to the leased Premises shall be at its expense pursuant to and in compliance with the Lease, but subject to the additional prior written consent of lessor, which shall not be unreasonably withheld.

13.2.1 Upon the expiration of this lease without default by lessee, lessee shall remove all of its personal property and equipment from the leased Premises and repair any damage, injury or defacement to the leased Premises occasioned thereby, however, all permanent improvements made to the leased Premises by or for lessee, such as lighting, partitions, or modifications of heating and air conditioning systems, shall be deemed a part thereof and shall be surrendered therewith by lessee except for those which Lessor shall require lessee to remove by giving prior written notice thereof, lessee shall permit Lessor agents, or employees to enter the leased Premises at all reasonable times in order to inspect same or to make such repairs, additions and alterations thereto as may be necessary for the safety, preservation, or improvement thereof or as such may be required in order to comply with the provisions of the Lease.

13.2.2 Lessor may also show the Leased Premises to prospective tenants or purchasers at reasonable hours.

13.3 Lessee agrees not to install any signs on the Leased Premises without the prior consent of lessor.

14. SUBLETTING/ASSIGNING

14.1 Lessee shall not voluntarily or by operation of law assign, sublet, license, transfer, mortgage or otherwise encumber all or any part of the leased Premises and/or this lease to a thirty party.

15. DESTRUCTION

15.1 Lessee shall give lessor prompt written notice of any damage to the Leased Premises caused by any means whatsoever.

15.2 In the event that all or any portion of the leased Premises are taken by condemnation or damaged by the elements, fire, or any other casualty, then lessor or lessee may terminate this lease by giving the other prior reasonable written notice thereof, but until such notice is given, all of the provisions, conditions and covenants of this lease shall continue to be of full force and effect.

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16. DEFAULT - REMEDIES OF LESSOR

16.1.1 The occurrence of any of the following circumstances shall constitute a material default and breach of this lease by lessee;

16.1.la Failure to pay any rental installments or other sums of money required of lessee as and when due hereunder;

16.1.lb Failure to perform or observe any provision, condition or covenant of lessee (other than the payment of money) asset forth in the Lease and/or this lease for a period of ten (10) days following receipt of written notice thereof setting forth the factual circumstances of the alleged default; provided, however, that if the nature of the particular default is such that it cannot be reasonably cured within the said period, then, only upon failure of lessee to have commenced its cure within the said period and to thereafter continue in a commercially diligent manner towards the correction thereof;

16.1.lc Any general assignment of the assets of lessee for the benefit of Creditors,

16.1.ld The filing by or against lessee of a petition to be adjudged a bankrupt;

16.1.1e The filing by lessee of a petition for reorganization, arrangement, or other relief under any law relating to bankruptcy or the taking advantage of any insolvency law; or

16.1.lf Appointment of a receiver or trustee to take possession of substantially all of the assets of lessee situated on the leased Premises.

16.2.1 Upon the occurrence of any of the circumstances of default as set forth in this Article and for so long as the same shall continue to exist, lessor may hold and/or declare lessee in breach of this lease by giving written notice thereof, whereupon, lessor shall have the option to pursue any one or more of the remedies hereinafter set forth in addition and without prejudice to those rights of recovery which may be available under the Lease or through other actions or procedures at law or in equity:

16.2.1a    Terminate this lease at any time; or

16.2.1b Perform the obligations of Lessee and treat all sums and costs incurred as a result thereof, together with accrued interest thereon at the maximum rate permitted by law, as additional rent hereunder.

16.2.lc The liability and/or responsibility of, lessee for the payment of rent and the performance of and compliance with other provisions, conditions and covenants contained in this lease shall not be waived, released, discharged, or terminated by service of any notice or demand upon lessee, the institution of legal proceedings, or any other legal act by lessor resulting in the termination of the right of possession of lessee to the leased Premises unless specifically stipulated in writing to the contrary by lessor or decreed by a court of competent jurisdiction.

17. LEGAL FEES AND EXPENSES

17.1 If it shall be necessary for either party hereto to hire and/or obtain legal counsel, pursue any legal remedy, or incur any other expense in order to enforce the other to comply with and/or perform any of the provisions, conditions and covenants of this lease, then the prevailing party shall be reimbursed by the other for the entire reasonable and customary cost thereof, such obligation being deemed to have accrued on the date of the commencement of any action and to be enforceable whether or not the action is prosecuted to judgement.

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18. NOTICES

18.1.1 Lessee agrees to immediately forward to lessor copies of any and all notices received from Lessor with respect to the leased Premises or this lease; furthermore, copies of any legal documents, claims or notices of intention to institute legal proceedings by any person, firm or corporation which may involve the leased Premises or concern any incident that occurred thereon shall be forwarded promptly to Lessor.

18.1.2 Lessor agrees to immediately forward to lessee copies of any and all notices received from Lessor or third parties with respect to the leased Premises or this lease.

18.1.3 Lessor agrees to send lessee a copy of any notice of default given to lessor under the Lease.

18.2.1 All notices, demands, or communications required to be given under this lease shall be in writing and served by one of the following methods: (i) personal delivery; (ii) transmitting a facsimile to the number hereinafter listed; (iii) delivery by nationally recognized overnight courier which routinely issues dated delivery receipts; or
           (iv) delivery by the United States Postal Service registered or certified mail with return receipt requested and postage prepaid, and such shall conclusively be deemed dated, given, and/or received as of the (i) date of the receipt acknowledging personal delivery (ii) date that the facsimile is acknowledged received by return facsimile of the cover page of the incoming facsimile signed by the addresses;
           (iii) date of receipt or the date of first attempted delivery as noted by the overnight courier, or (iv) date of receipt or the date of first attempted delivery as noted by the United States Postal Service on the return receipt card.

18.2.2 Each notice demand, or communication shall be sent simultaneously to the respective lessor and lessee.

ACCEPTED BY:                                         Lessee:

Meader Family Limited Trust                          /S/ KLAUS MOELLER
Lessor                                               ---------------------------

  /S/ EUGENE J. MEADER                                          CEO
-------------------------------                      ---------------------------
         Partner

  /S/ ELAINE MEADER
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         Partner

Date  5-1-02                                         Date   5-20-02
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